Exhibit 24

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Carbon Energy Corporation (the “Company”) hereby authorizes Patrick R. McDonald and Kevin D. Struzeski, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company’s annual report on Form 10-K, for the fiscal year ended December 31, 2002, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ Patrick R. McDonald	Director, President and	March 14, 2003
Patrick R. McDonald	Chief Executive Officer

/s/ Kevin D. Struzeski	Treasurer and Chief Financial Officer	March 14, 2003
Kevin D. Struzeski

/s/ Cortlandt S. Dietler	Director	March 18, 2003
Cortlandt S. Dietler

/s/ David H. Kennedy	Director	March 22, 2003
David H. Kennedy

/s/ Bryan H. Lawrence	Director	March 18, 2003
Bryan H. Lawrence

/s/ Peter A. Leidel	Director	March 18, 2003
Peter A. Leidel

/s/ Harry A. Trueblood, Jr.	Director	March 18, 2003
Harry A. Trueblood, Jr.